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Exhibit 21.1

SCIENTIFIC GAMES CORPORATION SUBSIDIARIES

Scientific Games Management Corporation (Delaware) (100%)
Scientific Games Holdings Corp. (Delaware) (100%)
Scientific Games (Greece), Inc. (Delaware) (100%)
Scientific Games Acquisition, Inc. (Delaware) (100%)
Scientific Games International Holdings Limited (UK) (100%)
Scientific Games International GmbH (Austria) (100%)
Scientific Games UK Holdings Limited (UK) (100%)
Scientific Games International Limited (UK) (100%)
Scientific Connections SDN BHD (Malaysia) (100%)
Knightway Promotions Limited (UK) (100%)
Scientific Connections Limited (UK) (100%)
Scientific Games Finance Corporation (Delaware) (100%)
Scientific Games International, Inc. (Delaware) (100%)
MDI Entertainment, LLC (Delaware) (100%)
Scientific Games Royalty Corporation (Delaware) (100%)
Scientific Games Canada Inc. (Ottawa) (100%)
Scientific Connections India Private Limited (India) (99.9%)
Scientific Games del Peru, S.R.L. (99.9%)
Autotote Systems, Inc. (Delaware) (100%)
Autotote International, Inc. (Delaware) (100%)
Autotote Canada Inc. (Ontario) (100%)
NASRIN Services LLC (Delaware) (70%)
SG Racing, Inc. (Delaware) (100%)
TRACKPLAY LLC (Delaware) (70%)
Autotote Electronics and Computer Services and Trading LLC (Turkey) (99.9%)
Autotote Enterprises, Inc. (Connecticut) (100%)
Autotote Keno Corporation (Nebraska) (100%)
Autotote Europe GmbH (Germany) (100%)
AUTOTOTE Deutschland GmbH (Germany) (100%)
TEK Totalisatorservice GmbH (Germany) (50%)
AUTOTOTE GmbH Oesterreich (Austria) (100%)
Scientific Games Racing SAS (France) (99.96%)
SASO S.A.R.L. (France) (99.6%)
Autotote Panama, Inc. (Panama) (100%)
Autotote Nederland B.V. (the Netherlands) (100%)
Autotote Banen B.V. (the Netherlands) (100%)
Autotote Gaming, Inc. (Nevada) (100%)
Autotote Dominicana Inc. (Delaware) (100%)
Autotote Interactive, Inc. (Delaware) (100%)
Scientific Games Online Entertainment Systems, Inc. (Delaware) (100%)
Scientific Games Holdings Limited (Ireland) (100%)
Scientific Games Worldwide Limited (Ireland) (100%)
Scientific Games Chile Limitada (Chile) (100%)
Scientific Games Latino America S.A. (Chile) (65%)
SGLA Servicios Limitada (Chile) (100%)
SGLA Comercializadora de Materiales Limitada (Chile) (100%)
Scientific Games Latino America Limitada (Chile) (100%)

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  Exhibit 21.1